UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 30, 2020

Steel Connect, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35319	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 170 Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (781) 663-5000

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	STCN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On March 30, 2020, IWCO Direct Holdings Inc. (“IWCO”), a wholly-owned subsidiary of Steel Connect, Inc. (the “Company”), entered into Amendment No. 2 to Financing Agreement (“Amendment No. 2”) by and among IWCO, Instant Web, LLC, a wholly-owned subsidiary of IWCO (“Borrower”), certain of IWCO’s subsidiaries identified on the signature pages thereto (collectively, the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), and Cerberus Business Finance, LLC, as collateral agent and administrative agent for the Lenders (“Agent”). Amendment No. 2 amends certain terms and conditions of that certain Financing Agreement, dated December 15, 2017, by and among MLGS Merger Company, Inc., a wholly-owned subsidiary of the Company (as the initial borrower), Borrower, IWCO, the Guarantors, the Lenders, and Agent (the “Financing Agreement”).

Amendment No. 2 amends the Financing Agreement to permit Borrower to defer approximately $3.0 million in principal payments, due between March 31, 2020 and June 30, 2020, until loan maturity and to forgo the payment of approximately $4.3 million in principal payments pursuant to the excess cash flow sweep in the Financing Agreement. In addition, while Amendment No. 2 limits the total amount Borrower may distribute to the Company for management fees and tax sharing to $5.0 million during the calendar year ending December 31, 2020, Amendment No. 2 also amends the calculation of the excess cash flow defined in the Financing Agreement, for the same period, to eliminate any adverse impact to Borrower from the distribution limit or from the deferral of principal payments. Borrower is required to continue to make all interest payments. In addition, Amendment No. 2 amends the liquidity requirement from $15.0 million to $14.5 million. Amendment No. 2 was part of a comprehensive precautionary approach to increase the Company’s cash position and maximize its financial flexibility in light of the current volatility in the global markets resulting from the novel Coronavirus (COVID-19) outbreak.

The foregoing summary of the material terms of Amendment No. 2 is qualified in its entirety by the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

a.	The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

b.
As previously disclosed, the Financing Agreement provides for a $25.0 million revolving credit facility (the "Revolving Facility"). During March 2020, IWCO borrowed an additional $21.0 million on the remaining capacity of the Revolving Facility. As of the date of this filing, IWCO had $25.0 million outstanding on the Revolving Facility. The borrowing was part of a comprehensive precautionary approach to increase the Company’s cash position and maximize its financial flexibility in light of the current volatility in the global markets resulting from the novel Coronavirus (COVID-19) outbreak. Borrowings under the Revolving Facility bear interest at the LIBOR Rate, as defined in the Financing Agreement, plus 6.5%. The LIBOR Rate for each interest period is calculated subject to a minimum of 1.0% per annum.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Financing Agreement, dated as of March 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEEL CONNECT, INC.

Date: April 1, 2020	By:	/S/ DOUGLAS B. WOODWORTH
Douglas B. Woodworth
Chief Financial Officer
(Principal Financial Officer)